UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 28, 2015

FLUIDIGM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34180	77-0513190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Shoreline Court, Suite 100

South San Francisco, California 94080

(Address of principal executive offices)(Zip Code)

(650) 266-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a)	Dismissal of Independent Registered Public Accounting Firm

On August 28, 2015, Fluidigm Corporation (the “Company”) notified Ernst & Young LLP (“E&Y”) of its dismissal as the Company’s independent registered public accounting firm effective as of that date. The dismissal of E&Y was approved by the audit committee of the board of directors of the Company (the “Audit Committee”).

E&Y’s reports on the Company’s consolidated financial statements for each of the fiscal years ended December 31, 2014 and December 31, 2013 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company’s consolidated financial statements for the fiscal years ended December 31, 2014 and December 31, 2013 and in the subsequent interim period through August 28, 2015, there were no disagreements with E&Y on any matters of accounting principles or practices, financial statement disclosure, or auditing scope procedure which, disagreements, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference to the matter in their reports.

The Company has requested E&Y to furnish it a letter addressed to the SEC stating whether it agrees with the above statements. A copy of E&Y’s letter dated September 2, 2015 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)	Engagement of New Independent Registered Public Accounting Firm

On August 28, 2015, the Company selected PricewaterhouseCoopers LLC (“PwC”) as its new independent registered public accounting firm, subject to completion of its standard client acceptance procedures and execution of an engagement letter. The decision to engage and appoint PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 was approved by the Audit Committee.

The Company entered into an engagement letter for consulting services with PwC in December 2013 in connection with its then anticipated acquisition of DVS Sciences, Inc. and consulted with PwC regarding the application of accounting principles as follows:

(i)	Accounting for the Company’s acquisition of DVS Sciences, Inc. in 2014 and the application of ASC 805, Business Combinations thereto, including evaluation of items that would qualify as purchase price in the transaction;

(ii)	Accounting for the Company’s issuance of its 2.75% Senior Convertible Notes due 2034 in 2014 and the application of ASC 815, Derivatives and Hedging and ASC 470, Debt thereto, including the identification and bifurcation of embedded derivatives and accounting for ancillary derivative agreements; and

(iii)	The application of ASC 280, Segment Reporting in 2014 in connection with the Company’s acquisition of DVS Sciences, Inc.

These matters were reflected in the Company’s audited annual financial statements for the year ended December 31, 2014.

The Company also engaged PwC for other services in connection with its acquisition of DVS Sciences, Inc. in 2014, including assistance with due diligence, valuation, and integration matters.

Other than described above, neither the Company nor anyone acting on its behalf consulted with PwC on (i) any matters regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company’s financial statements, and no written report or oral advice was provided to the Company that PwC concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was subject to any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated September 2, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUIDIGM CORPORATION

Date: September 2, 2015	By:	/s/ William M. Smith
William M. Smith
Executive Vice President, Legal Affairs, and General Counsel